================================================================================

                      FREEDOM CHEMICAL COMPANY, as Issuer,

                        THE BANK OF NEW YORK, as Trustee

                                       and

                         FREEDOM TEXTILE CHEMICALS CO.,
                           HILTON DAVIS CHEMICAL CO.,
                             KALAMA CHEMICAL, INC.,
                         FREEDOM CHEMICAL DIAMALT GMBH,
                        KALAMA SPECIALTY CHEMICALS, INC.,
                        KALAMA FOREIGN SALES CORPORATION,
           FREEDOM TEXTILE CHEMICAL COMPANY (SOUTH CAROLINA) INC. and
                            FCC ACQUISITION CORP., as

                                   Guarantors

                                    INDENTURE

                          Dated as of October 15, 1996

                                  $125,000,000

                   10 5/8% Senior Subordinated Notes due 2006

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PARTIES ................................................................     1

RECITALS ..............................................................      1

                                   ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

Section 1.01.     Definitions ..........................................     1
Section 1.02.     Other Definitions.....................................    26
Section 1.03.     Rules of Construction ...............................     26
Section 1.04.     Form of Documents Delivered to Trustee ...............    27
Section 1.05.     Acts of Holders ......................................    29
Section 1.06.     Notices, etc., to the Trustee and the
                    Company ............................................    30
Section 1.07.     Notice to Holders; Waiver ............................    30
Section 1.08.     Conflict with Trust Indenture Act.....................    31
Section 1.09.     Effect of Headings and Table of Contents .............    31
Section 1.10.     Successors and Assigns ...............................    31
Section 1.11.     Separability Clause ..................................    31
Section 1.12.     Benefits of Indenture ................................    32
Section 1.13.     GOVERNING LAW ........................................    32
Section 1.14.     No Recourse Against Others ...........................    32
Section 1.15.     Independence of Covenants ............................    32
Section 1.16.     Exhibits and Schedules ...............................    33
Section 1.17.     Counterparts .........................................    33
Section 1.18.     Duplicate Originals...................................    33
Section 1.19.     Incorporation by Reference of TIA ....................    33

                                   ARTICLE TWO

                                 SECURITY FORMS

Section 2.01.     Form and Dating ......................................    33
Section 2.02.     Execution and Authentication; Aggregate
                    Principal Amount ...................................    34
Section 2.03.     Restrictive Legends ..................................    35

----------
Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

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Section 2.04.     Book-Entry Provisions for Global
                    Security ...........................................    37
Section 2.05.     Special Transfer Provisions ..........................    39

                                  ARTICLE THREE

                                    THE NOTES

Section 3.01.     Title and Terms ......................................    42
Section 3.02.     Denominations ........................................    42
Section 3.03.     Temporary Notes ......................................    42
Section 3.04.     Registration, Registration of Trans-
                    fer and Exchange ...................................    43
Section 3.05.     Mutilated, Destroyed, Lost and Stolen
                    Notes ..............................................    45
Section 3.06.     Payment of Interest; Interest Rights
                    Preserved ..........................................    46
Section 3.07.     Persons Deemed Owners ................................    47
Section 3.08.     Cancellation .........................................    47
Section 3.09.     Computation of Interest ..............................    48
Section 3.10.     Legal Holidays .......................................    48
Section 3.11.     CUSIP Number .........................................    48
Section 3.12.     Payment of Additional Interest Under
                    Registration Rights Agreement ......................    49

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.     The Company's Option To Effect Defea-
                    sance or Covenant Defeasance .......................    49
Section 4.02.     Defeasance and Discharge .............................    49
Section 4.03.     Covenant Defeasance ..................................    50
Section 4.04.     Conditions to Defeasance or Covenant
                    Defeasance .........................................    51
Section 4.05.     Deposited Money and U.S. Government
                    Obligations To Be Held in Trust;
                    Other Miscellaneous Provisions .....................    53
Section 4.06.     Reinstatement ........................................    53
Section 4.07.     Repayment to Company .................................    54

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                                  ARTICLE FIVE

                                    REMEDIES


Section 5.01.     Events of Default ....................................    54
Section 5.02.     Acceleration of Maturity; Rescission
                    and Annulment ......................................    57
Section 5.03.     Collection of Indebtedness and Suits
                    for Enforcement by Trustee;
                    Other Remedies .....................................    58
Section 5.04.     Trustee May File Proofs of Claims ....................    59
Section 5.05.     Trustee May Enforce Claims Without
                    Possession of Notes ................................    60
Section 5.06.     Application of Money Collected .......................    60
Section 5.07.     Limitation on Suits ..................................    61
Section 5.08.     Unconditional Right of Holders To
                    Receive Principal, Premium and
                    Interest ...........................................    62
Section 5.09.     Restoration of Rights and Remedies ...................    62
Section 5.10.     Rights and Remedies Cumulative .......................    62
Section 5.11.     Delay or Omission Not Waiver .........................    63
 Section 5.12.    Control by Majority ..................................    63
Section 5.13.     Waiver of Past Defaults ..............................    63
Section 5.14.     Undertaking for Costs ................................    64
Section 5.15.     Waiver of Stay, Extension or Usury
                    Laws ...............................................    65

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01.     Certain Duties and Responsibilities ..................    65
Section 6.02.     Notice of Defaults ...................................    66
Section 6.03.     Certain Rights of Trustee ............................    67
Section 6.04.     Trustee Not Responsible for Recitals,
                        Dispositions of Notes or Applica-
                    tion of Proceeds Thereof ...........................    68
Section 6.05.     Trustee and Agents May Hold Notes;
                    Collections; etc. ..................................    68
Section 6.06.     Money Held in Trust ..................................    69
Section 6.07.     Compensation and Indemnification of
                    Trustee and Its Prior Claim ........................    69
Section 6.08.     Conflicting Interests ................................    70
Section 6.09.     Corporate Trustee Required; Eligi-
                    bility .............................................    70
Section 6.10.     Resignation and Removal; Appointment
                    of Successor Trustee ...............................    71

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Section 6.11.     Acceptance of Appointment by Succes-
                    sor ................................................    73

Section 6.12.     Successor Trustee by Merger, etc. ....................    74
Section 6.13.     Preferential Collection of Claims
                    Against Issuers ....................................    74

                                  ARTICLE SEVEN

                          HOLDERS' LISTS AND REPORTS BY
                               TRUSTEE AND COMPANY

Section 7.01.     Preservation of Information; Company
                    To Furnish Trustee Names and
                    Addresses of Holders ...............................    75
Section 7.02.     Communications of Holders ............................    75
Section 7.03.     Reports by Trustee ...................................    75
Section 7.04.     Reports by the Company ...............................    76

                                  ARTICLE EIGHT

                              SUCCESSOR CORPORATION

Section 8.01.     When the Company May Merge, etc. .....................    76
Section 8.02.     Successor Substituted ................................    77

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.     Without Consent of Holders ...........................    77
Section 9.02.     With Consent of Holders ..............................    78
Section 9.03.     Compliance with Trust Indenture Act ..................    80
Section 9.04.     Revocation and Effect of Consents ....................    80
Section 9.05.     Notation on or Exchange of Notes .....................    81
Section 9.06.     Trustee May Sign Amendments, etc. ....................    81

                                   ARTICLE TEN

                                    COVENANTS

Section 10.01.    Payment of Principal, Premium and
                    Interest ...........................................    81
Section 10.02.    Maintenance of Office or Agency ......................    81

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Section 10.03.    Money for Note Payments To Be Held in
                    Trust ..............................................    82
Section 10.04.    Existence ............................................    84
Section 10.05.    Payment of Taxes and Other Claims ....................    84
Section 10.06.    Maintenance of Properties ............................    85

Section 10.07.    Insurance ............................................    85
Section 10.08.    Compliance Certificate ..............................     85
Section 10.09.    Provision of Financial Statements and
                    Reports ............................................    87
Section 10.10.    Future Guarantors ....................................    87
Section 10.11.    Limitation on Incurrence of Indebted-
                    ness ...............................................    88
Section 10.12.    Limitation on Restricted Payments ....................    91
Section 10.13.    Limitations on Transactions with
                    Affiliates .........................................    95
Section 10.14.    Limitation on Asset Sales ............................    96
Section 10.15.    Change of Control ....................................   100
Section 10.16.    Limitations on Liens Securing Certain
                    Debt ...............................................   102
Section 10.17.    Limitation on Dividends and Other
                  Payment Restrictions Affecting Sub-
                    sidiaries ..........................................   103
Section 10.18.    Limitation on Incurrence of Senior
                    Subordinated Indebtedness ..........................   104
Section 10.19.    Designation of Unrestricted Subsid-
                    iaries .............................................   104

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

Section 11.01.    Optional and Special Redemption ......................   106
Section 11.02.    Applicability of Article .............................   107
Section 11.03.    Election To Redeem; Notice to
                    Trustee ............................................   107
Section 11.04.    Selection by Trustee of Notes To Be
                    Redeemed ...........................................   107
Section 11.05.    Notice of Redemption .................................   108
Section 11.06.    Deposit of Redemption Price ..........................   109
Section 11.07.    Notes Payable on Redemption
                    Date ...............................................   109
Section 11.08.    Notes Redeemed or Purchased in Part ..................   110

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                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

Section 12.01.    Satisfaction and Discharge of Inden-
                    ture ...............................................   110
Section 12.02.    Application of Trust Money ...........................   111


                                ARTICLE THIRTEEN

                               GUARANTEE OF NOTES

Section 13.01.    Guarantee ............................................   111
Section 13.02.    Execution and Delivery of Guarantee ..................   114
Section 13.03.    Additional Guarantors ................................   114
Section 13.04.    Guarantee Obligations Subordinated to
                    Guarantor Senior Debt ..............................   115
Section 13.05.    Payment Over of Proceeds upon Disso-
                    lution, etc., of a Guarantor .......................   115
Section 13.06.    Suspension of Guarantee Obligations
                    When Guarantor Senior Debt in
                    Default ............................................   117
Section 13.07.    Release of a Guarantor ...............................   118
Section 13.08.    Waiver of Subrogation ................................   119
Section 13.09.    Guarantee Subordination Provisions
                    Solely To Define Relative Rights ...................   120
Section 13.10.    Trustee To Effectuate Subordination
                    of Guarantee Obligations ...........................   121
Section 13.11.    No Waiver of Guarantee Subordination
                    Provisions .........................................   121
Section 13.12.    Guarantors To Give Notice to Trustee .................   122
Section 13.13.    Reliance on Judicial Order or Cer-
                    tificate of Liquidating Agent
                    Regarding Dissolution, etc., of
                    Guarantors .........................................   123
Section 13.14.    Rights of Trustee as a Holder of
                    Guarantor Senior Debt; Preservation of
                    Trustee's Rights ...................................   124
Section 13.15.    Article Thirteen Applicable to Paying
                    Agents .............................................   124
Section 13.16.    No Suspension of Remedies Subject to
                    Rights of Holders of Guarantor
                    Senior Debt ........................................   124
Section 13.17.    Trustee's Relation to Guarantor
                    Senior Debt ........................................   124
Section 13.18.    Subrogation ..........................................   125

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                                ARTICLE FOURTEEN

                             SUBORDINATION OF NOTES

Section 14.01.    Notes Subordinate to Senior Debt .....................   126
Section 14.02.    Payment Over of Proceeds upon Disso-
                    lution, etc. .......................................   126
Section 14.03.    Suspension of Payment When Designated

                    Senior Debt is in Default ..........................   128
Section 14.04.    Trustee's Relation to Senior Debt ....................   129
Section 14.05.    Subrogation to Rights of Holders of
                    Senior Debt ........................................   130
Section 14.06.    Provisions Solely To Define Relative
                    Rights .............................................   130
Section 14.07.    Trustee To Effectuate Subordination ..................   131
Section 14.08.    No Waiver of Subordination
                    Provisions .........................................   132
Section 14.09.    Notice to Trustee ....................................   132
Section 14.10.    Reliance on Judicial Order or Cer-
                    tificate of Liquidating Agent ......................   134
Section 14.11.    Rights of Trustee as a Holder of
                       Senior Debt; Preservation of Trust-
                    ee's Rights ........................................   134
Section 14.12.    Article Applicable to Paying Agents ..................   134
Section 14.13.    No Suspension of Remedies ............................   135


TESTIMONIUM ............................................................   136

SIGNATURES .............................................................   136

Exhibit A   -     Form of Initial Note .................................   A-1

Exhibit B   -     Form of Exchange Note ................................   B-1

Exhibit C   -     Form of Certificate To Be Delivered
                  in Connection with Transfers to Non-
                  QIB Accredited Investors .............................   C-1

Exhibit D   -     Form of Certificate To Be Delivered
                  in Connection with Transfers Pursuant
                  to Regulation S ......................................   D-1

Exhibit E   -     Form of Guarantee ....................................   E-1

            INDENTURE, dated as of October 15, 1996, between FREEDOM CHEMICAL COMPANY, a corporation incorporated under the laws of the State of Delaware (the "Company" or "Freedom"), as issuer, FREEDOM TEXTILE CHEMICALS CO., a Delaware corporation, HILTON DAVIS CHEMICAL CO., a Delaware corporation, KALAMA CHEMICAL, INC., a Washington corporation, FREEDOM CHEMICAL DIAMALT GMBH, a corporation existing under the laws of the Federal Republic of Germany, KALAMA SPECIALTY CHEMICALS, INC., a Washington corporation, KALAMA FOREIGN SALES CORPORATION, a corporation existing under the laws of Guam, FREEDOM TEXTILE CHEMICAL COMPANY (SOUTH CAROLINA) INC., a Delaware corporation, and FCC ACQUISITION CORP., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 5/8% Senior Subordinated Notes due 2006 (the "Initial Notes") and the Holders of the 10 5/8% Senior Subordinated Notes due 2006 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes").

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01. Definitions.

            "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Debt.

            "Acquired Person" has the meaning set forth in the definition of "Acquired Debt."

            "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Amended and Restated Credit Agreement" means the Company's Amended and Restated Credit Agreement, dated as of October 11, 1996 among the Company, Freedom Chemical Diamalt, as co-borrower, Citicorp USA, Inc. as agent, the financial institutions party thereto in their capacities as lenders and issuing banks thereunder together with the related documents thereto (including without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, modified, restated, supplemented, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, supplemented, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, restatement, supplement, renewal, refunding, replacement or refinancing.

            "Applicable Premium" means, with respect to a Note, the greater of
(i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (a) the present value of the required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (b) the then outstanding principal amount of such Note; provided that in no event will the Applicable Premium exceed the amount of the applicable redemption price upon an optional redemption less 100%, at any time on or after October 15, 2001.

            "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary and other than directors' qualifying Shares) of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that (x) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by Article Eight of this Indenture and (y) Investments made in compliance with the Restricted Payments covenant shall not be deemed to be Asset Sales), or (ii) the issuance or sale of Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person

(other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $1,000,000; provided, however, the following transactions shall not be deemed Asset Sales: (i) the Company and the Restricted Subsidiaries may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture and (y) make Restricted Payments permitted by the Restricted Payment covenant in the Indenture; (ii) the Company and the Restricted Subsidiaries may create or assume Liens (or permit any foreclosure thereon) securing Indebtedness to the extent that such Lien does not violate Section 10.16 of this Indenture; and (iii) the Company and the Restricted Subsidiaries may consummate any sale or series of related sales of assets or properties of the Company and the Restricted Subsidiaries having an aggregate Fair Market Value of less than $2,500,000 in any fiscal year.

            "Bank Agent" means Citicorp USA, Inc. or any successor or replacement agent under the Amended and Restated Credit Agreement.

            "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

            "Board of Directors" means, with respect to any Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York, are authorized or obligated by law, regulation or executive order to close.

            "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

            "Cash Equity Investment" means the aggregate of $10 million of new cash equity to be invested by Joseph Littlejohn & Levy Fund, L.P. and Joseph Littlejohn & Levy Fund II, L.P. and other stockholders of the Company at or prior to the initial issuance of the Notes.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of

America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Economic Community any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

            "Cash Flow" means, with respect to any period, the (i) Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus
(ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the

Company and its Restricted Subsidiaries for such period, plus (iv) depreciation, amortization (including deferred financing costs and expenses) and all other non-cash charges or expenses (including minority interests), to the extent such depreciation, amortization and other non-cash charges or expenses (including minority interests) were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

            "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of all remaining members of the Board of Directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company then in office; or (c) the sale or other disposition (including by merger, consolidation or otherwise) of all or substantially all of the Capital Stock or assets (where the transferee of such assets has assumed the obligation of the Company under the Notes pursuant to Section 8.02 of this Indenture) of the Company and its Restricted Subsidiaries to any Person or Group (as defined in Rule 13d-5 of the Exchange Act) excluding transfers or conveyances to or among the Company's Restricted Subsidiaries and other than to the Permitted Holders as an entirety or substantially as an entirety in one transaction or a series of related transactions.

            "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Company" means Freedom Chemical Company, a Delaware corporation, unless and until a successor replaces it in accordance with this Indenture, and thereafter means such Surviving Person.

            "Company Request" or "Company Order" means a written request or order of the Company signed in the name of the Company by an officer of the Company.

            "Consolidated Cash Flow Coverage Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available, to (ii) Consolidated Interest Expense for such four fiscal quarters of the Company, determined on a pro forma basis after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business (without regard to clause (iii) of the definition of Consolidated Net Income), or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition, disposition or related repayment had been consummated on the first day of such four-quarter period.

            "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied (except as provided herein), including, without limitation, (a) amortization of debt discount, (b) the net cash payments, if any, under interest rate contracts, (c) the interest portion of any deferred payment obligation, (d) accrued interest, and (e) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, of the Company and its Restricted Subsidiaries, plus (iii) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Restricted Subsidiaries and other than any dividend paid in Capital Stock (other than Disqualified Stock)), in each case as determined on a consolidated basis in accordance with GAAP consistently applied; provided, that

Consolidated Interest Expense shall exclude the amortization of fees related to the issuance of the Notes and fees (other than letters of credit) related to any bank indebtedness of the Company or any Restricted Subsidiary, including Senior Bank Debt.

            "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) extraordinary gains and losses, (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain or loss in respect of sale, transfer or disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than pursuant to the Notes or the Indenture), (vi) Refinancing Expenses (including any write-off of deferred financing costs related to the Existing Credit Agreements) to the extent recognized as an expense prior to December 31, 1996, (vii) the non-recurring cumulative effect of a change in accounting principles, (viii) non-recurring gains and non-recurring, non-cash losses and costs, (ix) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors, and employees of stock, stock options or stock equivalents, or (x) any non-cash charge or expense arising by reason of the application of APB no. 16.

            "consolidation" means, with respect to any Person, the consolidation of the accounts of its Restricted Subsidiaries with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286; attention: Corporate Trust Administration.

            "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

            "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

            "Designated Senior Debt" means (i) the Senior Bank Debt, and (ii) any other Senior Debt of the Company permitted to be incurred under the Indenture the principal amount of which is $5 million or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

            "Depository" shall mean The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act or other applicable statute or regulation.

            "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

            "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon the occurrence of an "asset sale" or a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the Stated Maturity of the Notes.

            "Dollars" or "$" means lawful money of the United States of America.

            "Event of Default" shall have the meaning specified in Section 5.01 hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Credit Agreements" shall have the meaning set forth in the Offering Memorandum.

            "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

            "Foreign Subsidiary" means a Subsidiary of a Person not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside the United States.

            "Freedom Credit Agreement" shall have the meaning set forth in the Offering Memorandum.

            "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of the Issue Date and consistently applied.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Guarantor" means (i) each of Freedom Textile Chemicals Co., Hilton Davis Chemical Co., Kalama Chemical, Inc., Freedom Chemical Diamalt GmbH, Kalama Specialty Chemicals, Inc., Kalama Foreign Sales Corporation, Freedom Textile Chemical Company (South Carolina) Inc., FCC Acquisition Corp., (ii) each of the Company's Restricted Subsidiaries who become Restricted Subsidiaries after the Issue Date and which are not Foreign Subsidiaries and (iii) any other Restricted Subsidiary of the Company that the Company designates as a Guarantor in a written instrument delivered to the Trustee.

            "Guarantor Senior Debt" means with respect to each Guarantor, the principal of and interest (including post-petition interest) on, and all other amounts owing in respect of, (i) Senior Bank Debt, (ii) any other Indebtedness incurred by such Guarantor (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or their Affiliates which is not pledged or otherwise assigned to the agent for the holders of Senior Bank Debt, (iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any obligations in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of the Indenture, or (v) Indebtedness of a Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person.

            "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register.

            "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such service (other than obligations related to premiums payable in connection with insurance obtained in the ordinary course of business), (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) secured by any Lien on any property owned by such Person even though such Person has not assumed or become liable for payment of such liabilities; provided, however, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien or the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include
(i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices and (ii) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due (or, if overdue for more than 90 days, are being contested in good faith). The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes.

            "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Schroder Wertheim & Co. Incorporated and Smith Barney Inc.

            "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

            "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 10.12 hereof, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

            "Issue Date" means the date of first issuance of the Notes under this Indenture, October 17, 1996.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds or Cash Equivalents received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash or Cash Equivalents received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred (including, without limitation, the fees and expenses of legal counsel and investment banking, underwriting and brokerage fees and expenses) by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

            "Non-payment Default" means, for purposes of Article Fourteen hereof, any default (other than a Payment Default) with respect to any Designated Senior Debt of the Company or any Guarantor pursuant to which the maturity thereof may be accelerated.

            "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

            "Notes" mean the Initial Notes and the Exchange Notes.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" shall have the meaning set forth in the Offering Memorandum.

            "Offering Memorandum" means the offering memorandum dated as of October 10, 1996 relating to the Offering and sale of the Notes.

            "Officer" means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, any Vice President, Treasurer or Secretary, or any other officer designated by the Board of Directors serving in a similar capacity.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be.

            "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

            "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

            (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor.

            "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor ranking pari passu in right of payment with the Notes or the Guarantees, as applicable.

            "Paying Agent" means any Person authorized by the Company to pay the principal, premium, if any, or interest on any Notes on behalf of the Company.

            "Payment Blockage Period" shall have the meaning set forth in
Section 14.03.

            "Payment Default" means any default in the payment when due (whether at Stated Maturity, by acceleration or otherwise) of principal or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior Debt or Guarantor Senior Debt, as applicable, of the Company or any Guarantor.

            "Permitted Holders" means (i) collectively or individually Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn

& Levy Fund L.P. II, The Freedom Group Partnership; or (ii) any Affiliate of any of the Persons described in clause (i) and with respect to Joseph Littlejohn & Levy Fund, L.P. and Joseph Littlejohn & Levy Fund II, L.P., any partnership or corporation which is managed or controlled by JLL Associates, L.P. or any Affiliate thereof. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

            "Permitted Investments" means (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Restricted Subsidiary, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Restricted Subsidiaries and the Company or such Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that complies with Section 10.14; (vi) Interest

Rate Agreement Obligations and Currency Agreement Obligations permitted pursuant to Section 10.11(b)(v); (vii) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; (viii) loans or advances to officers, directors and employees made in the ordinary course of business, not to exceed $1.0 million in the aggregate;
(ix) Investments for which the sole consideration provided is the Capital Stock of the Company (other than Disqualified Stock); (x) Investments in evidences of Indebtedness, securities or other property received by the Company or any Restricted Subsidiary from another Person in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to the Company or any Restricted Subsidiary that were created in accordance with the terms of the Indenture; (xi) any Investments existing in an Acquired Person at the time of the acquisition of such Acquired Person, provided that such Investment is not incurred in connection with, or in contemplation of such acquisition; (xii) loans or advances to stockholders of the Company solely for the purchase of Capital Stock of the Company by such stockholders, not to exceed $4.0 million in the aggregate and (xiii) any other Investments that do not exceed $1.0 million in amount in the aggregate at any one time outstanding.

            "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company and Liens on assets or property of a Restricted Subsidiary that secure Senior Debt of such Restricted Subsidiary; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens in respect of Interest Rate Obligations and Currency Agreement Obligations permitted under the Indenture; (v) Liens in favor of the Company or any Restricted Subsidiary; (vi) Liens incurred, or pledges and deposits in connection with the performance of tenders, bids, leases, workers' compensation, bankers' acceptances, unemployment insurance and other social security benefits, and leases, surety and appeal bonds, government contracts and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (vii) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, material-men's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (viii) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; (ix) Liens existing on the Issue Date; (x) Liens securing the Notes or Guarantees; (xi) Liens securing or arising from Purchase Money Obligations permitted to be incurred under clause (ix) of the definition of Permitted Indebtedness, provided such Liens relate to the property (and monetary proceeds thereof) which was acquired or constructed with such Purchase Money Obligations and the Capital Stock of any Person formed to acquire such property and that does not own any other material property; (xii) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (xiii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(xiv) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreement Obligations and Currency Agreement Obligations and forward contracts, options, future contracts, futures, options or similar agreements or arrangements designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in the price of commodities; and (xviii) Liens on or sales of receivables in the ordinary course of business (including in connection with the establishment of an accounts receivable facility).

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.03.

            "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement filed under the Securities Act, which public equity offering results in gross proceeds to the Company of not less than $35.0 million.

            "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Redemption Date" means, with respect to any Note to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.

            "Redemption Price" means, with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

            "Refinancing Expenses" means (i) legal, accounting, printing, engraving, registration, blue sky and other fees and expenses incurred by the Company which are directly attributable to the Offering, the amendment and restatement of the Freedom Credit Agreement, the initial borrowings under the Amended and Restated Credit Agreement and the repayment of amounts outstanding under the Existing Credit Agreements, the Cash Equity Investment and the Additional Equity Investments and the Exchange Offer, and (ii) fees, discounts and commissions paid to the Initial Purchasers in connection with the initial sale of the Notes or to any agent or lender under the Amended and Restated Credit Agreement.

            "Registration Rights Agreement" means the Registration Rights

Agreement dated on or about the Issue Date between the Company, the Guarantors and the Initial Purchasers for the benefit of themselves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

            "Regular Record Date" means the Regular Record Date specified in the Notes.

            "Regulation S" means Regulation S under the Securities Act.

            "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Investment" means any Investment other than a Permitted Investment.

            "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; (iii) any voluntary or optional payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under Section 10.11; or (iv) any Restricted Investment.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Bank Debt" means (i) the Indebtedness outstanding or arising under the Amended and Restated Credit Agreement, (ii) all obligations incurred by or owing to the holders of such Indebtedness outstanding or arising under the Amended and Restated Credit Agreement (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses), and (iii) all interest rate agreement obligations arising in connection therewith with any party to the Amended and Restated Credit Agreement.

            "Senior Debt" means with respect to the Company, the principal of and interest (including post-petition interest) on, and all other amounts owing in respect of, (i) Senior Bank Debt, (ii) any other Indebtedness incurred by the Company (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or their Affiliates which is not pledged or otherwise assigned to the holders of Senior Bank Debt,
(iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any obligations in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of the Indenture, (v) Indebtedness evidenced by the Notes or (vi) Indebtedness of a Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person.

            "Senior Representative" means the Bank Agent or any other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Debt; provided that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Debt may collectively act as Senior Representative for such class or issue.

            "Series A Redeemable Preferred Stock" means the 2,800 shares of Freedom Textile Chemical Co.'s $1,000 par value Series A Preferred Stock, as the terms of such Preferred Stock shall be in effect on the Issue Date.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

            "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.06 hereof.

            "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

            "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Notes.

            "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, have more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

            "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to October 15, 2001; provided, however, that if the then remaining term to October 15, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to October 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, and as in effect from time to time.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter

"Trustee" shall mean such successor Trustee.

            "Unrestricted Subsidiary" means Indiamalt and any other Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 10.19 of this Indenture. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section.

            "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

            Section 1.02. Other Definitions.


                                                                   Defined in
            Term                                                    Section
            ----                                                    -------

            "Act"                                                      1.05
            "Affiliate Transaction"                                   10.13
            "Agent Members"                                            2.04
            "Asset Sale Offer"                                        10.14
            "Asset Sale Offer Price"                                  10.14
            "Asset Sale Offer Trigger Date"                           10.14
            "Authenticating Agent"                                     2.02
            "Change of Control Date"                                  10.15
            "Change of Control Offer"                                 10.15
            "Change of Control Purchase Date"                         10.15
            "Change of Control Purchase Price"                        10.15
            "covenant defeasance"                                      4.03
            "Defaulted Interest"                                       3.06
            "defeasance"                                               4.02
            "Defeased Guarantees"                                      4.01
            "Defeased Notes"                                           4.01
            "Excess Proceeds"                                         10.14
            "Exchange Notes"                                        Recitals
            "Existing Indebtedness"                                   10.11
            "Global Note"                                              2.01
            "incur"                                                   10.11(a)
            "Initial Notes"                                         Recitals
            "Note Register"                                            3.04
            "Note Registrar"                                           3.04
            "Notice of Default"                                        5.01
            "Offshore Physical Note"                                   2.01
            "Optional Redemption Price"                               11.01
            "Other Obligations"                                        1.20

            "Payment Blockage Notice"                                 14.03
            "Permitted Indebtedness"                                  10.11
            "Permitted Payments"                                      10.12
            "Physical Notes"                                           2.01
            "Refinancing Indebtedness"                                10.11
            "Required Filing Dates"                                   10.09
            "U.S. Physical Notes"                                      2.01

            Section 1.03. Rules of Construction.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all other terms used herein which are defined in the Trust

      Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

            (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation";

            (g) words in the singular include the plural, and words in the plural include the singular; and

            (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

            Section 1.04. Form of Documents Delivered to Trustee.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee
(a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions (including any covenants compliance with which constitutes a condition precedent), have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with Section 314(c) of the Trust Indenture Act.

            Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;


            (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

            Section 1.05. Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the

Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient including, without limitation, by verification from a notary public or signature guarantee.

            (c) The ownership of Notes shall be proved by the Note Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            Section 1.06. Notices, etc., to the Trustee and the Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office or at any other address previously furnished in writing to the Holders and the Company by the Trustee or at the office of any drop agent specified by or on behalf of the Trustee to the Holders and the Company from time to time; and

            (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Brian F. McNamara, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022,
      Attention: Mark C. Smith, Esq., or at any other address previously furnished in writing to the Trustee by the Company.

            Section 1.07. Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Section 1.08. Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

            If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be, if this Indenture shall then be qualified under the TIA.

            Section 1.09. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 1.10. Successors and Assigns.

            All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

            Section 1.11. Separability Clause.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.12. Benefits of Indenture.

            Nothing in this Indenture or in the Notes issued pursuant hereto,

express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture, except as provided in Article Thirteen and Article Fourteen.

            Section 1.13. GOVERNING LAW.

            THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, EACH GUARANTOR AND ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

            Section 1.14. No Recourse Against Others.

            No director, officer, employee or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture. Each holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

            Section 1.15. Independence of Covenants.

            All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

            Section 1.16. Exhibits and Schedules.

            All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

            Section 1.17. Counterparts.

            This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 1.18. Duplicate Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 1.19. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

                                   ARTICLE TWO

                                 SECURITY FORMS

            Section 2.01. Form and Dating.

            The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication and shall show the date of its authentication.

            The additional terms and provisions contained in the forms of Notes and Guarantees, annexed hereto as Exhibits A, B and E, respectively, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.03 hereof. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be represented upon issuance by a temporary Global Note, which will be exchangeable for certificated Notes in registered form in substantially the form set forth in

Exhibit A (the "Offshore Physical Notes") only upon the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S. Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." Physical Notes may initially be registered in the name of the Depository or a nominee of such Depository and be delivered to the Trustee as custodian for such Depository. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

            Section 2.02. Execution and Authentication; Aggregate Principal Amount.

            The Notes shall be executed on behalf of the Company by two Officers of the Company. The signature of any Officer on the Notes may be manual or facsimile.

            If an Officer or Assistant Secretary whose manual or facsimile signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $125,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or a Global Note or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $125,000,000, except as provided in Section 3.05 hereof.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an agent to deal with the Company or with any Affiliate of the Company.


            Section 2.03. Restrictive Legends.

            Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the third anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
      (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT

      WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            Each Global Note shall also bear a legend on the face thereof in substantially the following form:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR

      DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE INDENTURE.

            Section 2.04. Book-Entry Provisions for Global Security.

            This Section 2.04 shall apply only to the Global Note deposited with the Depository or its custodian.

            (1) So long as the Notes are eligible for book-entry settlement with the Depository, or unless otherwise required by law, the Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.03.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

            (2) Transfers of the Global Note shall be limited to transfers in whole, but, subject to the immediately succeeding sentence, not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of
Section 2.05 hereof. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a written request from the Depository to issue Physical Notes.

            (3) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (2), the Note Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

            (4) In connection with the transfer of the beneficial interests in the entire Global Note to beneficial owners pursuant to paragraph (2), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (5) Any Physical Note constituting a Restricted Security delivered in exchange for a beneficial interest in the Global Note pursuant to paragraph
(2) or (3) shall, except as otherwise provided by paragraphs (1)(a)(x) and (3) of Section 2.05 hereof, bear the Private Placement Legend.

            (6) The owner of a beneficial interest in the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            Section 2.05. Special Transfer Provisions.

            (1) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (a) the Note Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the third anniversary of the Issue Date or (y) (A) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of Exhibit C hereto or (B) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit D hereto; and

            (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Note Registrar of (x) the certificate, if any, required by paragraph (a) above and (y) written instructions given in accordance with the Depository's and the Note Registrar's procedures, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

            (2) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (a) the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (b) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (3) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note

Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the third anniversary of the Issue Date, or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (4) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.04 hereof or this
Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Note Registrar's normal business hours upon the giving of reasonable written notice to the Note Registrar.

            In connection with any transfer of the Notes, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

                                  ARTICLE THREE

                                    THE NOTES

            Section 3.01. Title and Terms.

            The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $125,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 9.05, 10.12, 10.14, 10.15 or 11.08.

            The Notes shall be known and designated as the "10 5/8% Senior Subordinated Notes due 2006" of the Company. The final Stated Maturity of the Notes shall be October 15, 2006. Interest on the Notes will accrue at the rate of 10 5/8% per annum and will be payable semi-annually in arrears on April 15 and October 15 in each year, commencing on April 15, 1997, to holders of record on the immediately preceding April 1 and October 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date.

            The additional terms and provisions contained in the forms of Notes and the Guarantees, annexed hereto as Exhibits A and E, respectively, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Section 3.02. Denominations.

            The Notes shall be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof.

            Section 3.03. Temporary Notes.

            Pending the preparation and delivery of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may consider appropriate, as conclusively evidenced by their execution of such Notes.

            If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            Section 3.04. Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as the Person appointed as being responsible for the keeping of the Note Register (the "Note Registrar") may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars.

            Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by Section 2.03.

            At the option of the Holder, Notes in certificated form may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligations of the Company.

            Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Note Registrar or any co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.03, 9.05, 10.14, 10.15 or 11.08 not involving any transfer.

            None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing, (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (c) to issue, register, transfer or exchange any Note during a Change of Control Offer or an Asset Sale Offer, if such note is tendered pursuant to such Change of Control Offer or Asset Sale Offer.

            When Notes are presented to the Note Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request.

            Section 3.05. Mutilated, Destroyed, Lost and Stolen Notes.

            If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which either of them may suffer if a Note is replaced, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            Section 3.06. Payment of Interest; Interest Rights Preserved.

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid by check or wire transfer to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.


            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection
      (b), such payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.


            Section 3.07. Persons Deemed Owners.

            Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.06) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 3.08. Cancellation.

            All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, as evidenced by a Company Order instructing the Trustee that all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.08, except as expressly permitted by this Indenture. Cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such cancelled Notes. The Trustee shall provide the

Company with a list of all Notes that have been cancelled from time to time as requested by the Company.

            Section 3.09. Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

            Section 3.10. Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

            Section 3.11. CUSIP Number.


            The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. All Notes shall bear identical CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of the Notes.

            Section 3.12. Payment of Additional Interest Under Registration Rights Agreement.

            Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders, as more particularly set forth in section 2(e) of the Registration Rights Agreement. The terms of Section 2(e) the Registration Rights Agreement are hereby incorporated herein by reference and the Company shall be obligated to provide a copy of such Registration Rights Agreement to the Trustee.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

            Section 4.01. The Company's Option To Effect Defeasance or Covenant Defeasance.

            The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes and to have terminated the obligations of the Guarantors, with respect to the Guarantees, in each case, as set forth in this Article, and elect to have either
Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes") and the Guarantees (the "Defeased Guarantees"), upon compliance with the conditions set forth below in Section 4.04.

            Section 4.02. Defeasance and Discharge.

            Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes and each of the Guarantors shall be deemed to have been released from its obligations with respect to the Defeased Guarantees on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section
4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and each of the Guarantors to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in
Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.03, 3.04, 3.05 and 10.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may, at its option and at any time, exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

            Section 4.03. Covenant Defeasance.

            Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and the Guarantors shall be released from their respective obligations under any covenant or provision contained in Sections 10.05 through 10.19 and the provisions of Article Eight shall not apply, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

            Section 4.04. Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 4.02 or Section 4.03 to the Outstanding Notes:

            (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash, in United States dollars, in an amount, or (b) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on

      Defeased Notes not later than one day before the due date of any payment, or (c) a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes on the Stated Maturity or Redemption Date in accordance with the terms of this Indenture and the Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; provided, further, however, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the holders of other Indebtedness of the Company;

            (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(e) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

            (3) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company;

            (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

            (5) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel recognized in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (6) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel recognized in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided for relating to either the defeasance under
      Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

            Opinions and certificates required to be delivered under this Section shall be in compliance with the requirements set forth in Section 1.04 and this Section 4.04.

            Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article Six, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes and Defeased Guarantees shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

            Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

            Section 4.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and each of the Guarantors under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company or the Guarantors make any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

            Section 4.07. Repayment to Company.

            The Trustee shall pay to the Company (or, if appropriate, the Guarantors) upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Company or the Guarantors, Noteholders entitled to money must look to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                                  ARTICLE FIVE

                                    REMEDIES

            Section 5.01. Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the Company shall fail to pay interest on the Notes (including any Additional Interest as defined in the Registration Rights Agreement) when the same becomes due and payable (whether or not prohibited by the subordination provisions of Article Fourteen) and such failure shall continue for 30 days or more; or


            (b) the Company shall fail to pay principal on the Notes (whether or not prohibited by the subordination provisions of Article Fourteen) when and as the same shall become due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase, or otherwise; or

            (c) the Company shall fail to perform or comply with any of its other covenants, agreements or warranties in this Indenture (other than the defaults specified in clauses (a) and (b) above or clause (h) below), which failure continues for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Notes then Outstanding; or

            (d) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such Indebtedness shall not have been repaid or such acceleration rescinded within 30 days; or

            (e) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry; or

            (f) there shall have been entered by a court of competent jurisdiction (a) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

            (g) (i) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (iv) the Company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Significant Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (g); or

            (h) the Company shall fail to comply with its obligations in Section
      8.01 or 8.02; or

            (i) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than as expressly provided for in this Indenture) or is declared null and void, or any Guarantor which is a Significant Subsidiary denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture).

            The Company shall provide an Officers' Certificate to the Trustee promptly upon any officer of the Company obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

            Section 5.02. Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in Section 5.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding may, and the Trustee upon the request of the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding shall, declare all the Notes due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest to the date the Notes become due and payable immediately by notice in writing to the Company, and to the Company and the Trustee, if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes and all accrued and unpaid interest thereon shall thereupon become immediately due and payable. If an Event of Default specified in Section 5.01(f) or (g) with respect to the Company above occurs and is continuing, then the principal of, premium if any, and any accrued interest on all the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.


            At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind such declaration of acceleration and its consequences if:

            (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (i) all amounts paid or advanced by the Trustee under Section
            6.07, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  (ii) all overdue interest on all Outstanding Notes;

                  (iii) the principal of and premium, if any, on any Outstanding
            Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Notes; and

                  (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Notes; and

            (b) all Events of Default, other than the non-payment of principal of the Outstanding Notes that has become due solely by such declaration of acceleration, have been cured or waived.

            Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee; Other Remedies.

            The Company covenants that if an Event of Default in payment of principal, premium or interest specified in Section 5.01(a) or 5.01(b) hereof occurs and is continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, the Guarantors or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Notes by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

            Section 5.04. Trustee May File Proofs of Claims.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantors or any other obligor upon the Notes, or the property of the Company, the Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

            (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 5.05. Trustee May Enforce Claims Without Possession of
Notes.

            All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            Section 5.06. Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: to the Trustee for amounts due under Section 6.07;

            Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

            Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

            Fourth: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 5.06.

            Section 5.07. Limitation on Suits.

            No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holder or Holders of not less than 25.0% in principal amount of the Outstanding Notes shall have made written request(s) to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

            Section 5.08. Unconditional Right of Holders To Receive Principal, Premium and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment, in United States dollars, of the principal of, premium, if any, and (subject to Section 3.06 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the respective Redemption Dates or date fixed for repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the express consent of such Holder.

            Section 5.09. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 5.10. Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.11. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 5.12. Control by Majority.

            The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to liability; and

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 5.12 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            Section 5.13. Waiver of Past Defaults.

            The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

            (a) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of Notes affected); or

            (b) in respect of a covenant or provision under this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 5.13 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            Section 5.14. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on or after the respective Redemption Dates or dates fixed for repurchase).

            Section 5.15. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

            Section 6.01. Certain Duties and Responsibilities.

            (a) Except during the continuance of an Event of Default,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section 6.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.01.

            Section 6.02. Notice of Defaults.

            Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

            Section 6.03. Certain Rights of Trustee.

            Subject to Section 6.01 hereof and the provisions of ss. 315 of the
TIA:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company thereof;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

            (d) the Trustee and its agents may consult, at the expense of the Company, with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;


            (e) the Trustee and its agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney during the reasonable business hours of the Company;

            (f) the Trustee and its agents may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care by it hereunder; or

            (g) the Trustee shall not be charged with knowledge of any Default or Event of Default, as the case may be, with respect to the Notes unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the Default or Event of Default, as the case may be, or (2) written notice of such Default or Event of Default, as the case may be, shall have been given to the Trustee by the Company, any other obligor on the Notes or by any Holder of the Notes.

            Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof.

            The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and the Guarantors in connection with the registration of any Notes and Guarantees issued hereunder are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

            Section 6.05. Trustee and Agents May Hold Notes; Collections; etc.

            The Trustee, any Paying Agent, Note Registrar or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Sections 6.08 and 6.13 hereof and ss.ss. 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company or the Guarantors and receive, collect, hold and retain collections from the Company or the Guarantors with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

            Section 6.06. Money Held in Trust.

            All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

            Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim.

            The Company and the Guarantors covenant and agree: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the exercise or performance of any of its powers or duties hereunder, including enforcement of this Section 6.07. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The obligations of the Company and the Guarantors under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company and the Guarantors to the Trustee under this Section 6.07, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company or the Guarantors and held in trust for the benefit of the Holders of particular Notes under this Indenture. All such payments and reimbursements shall be made with interest at a rate reasonably acceptable to the Trustee, the Company and the Guarantors. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for its reasonable compensation, fees and expenses under this Section 6.07.


            When the Trustee incurs expenses under Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

            To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, other than solely because of the misconduct of the Trustee or its agents, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            Section 6.08. Conflicting Interests.

            The Trustee shall be subject to and comply with the provisions of ss. 310(b) of the TIA.

            Section 6.09. Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(5) and which shall have a combined capital, surplus and undivided profits of at least $100,000,000, and have an office or agency at which Notes may be presented for transfer and redemption and at which demands may be made in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

            The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company and the Guarantors at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company and the

Guarantors shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

            The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee, the Company and the Guarantors.

            If at any time:

            (1) the Trustee shall fail to comply with the provisions of ss. 310(b) of the TIA in accordance with Section 6.08 hereof after written request therefor by the Company, the Guarantors or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company, the Guarantors or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any such case, (i) the Company or the Guarantors may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company or the Guarantors shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, and the Company or the Guarantors have not appointed a successor Trustee, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the Outstanding

Notes delivered to the Company, the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company and the Guarantors. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company and the Guarantors shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 6.11. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company, the Guarantors or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

            No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

            Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the Company and the Guarantors shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(f). If the Company or the Guarantors fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

            Section 6.12. Successor Trustee by Merger, etc.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

            In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            Section 6.13. Preferential Collection of Claims Against Issuers.

            The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in ss. 311(b) of the TIA. If the present or any future Trustee shall resign or be removed, it shall be subject to ss. 311(a) of the TIA to the extent provided therein.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

            Section 7.01. Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders.

            (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders; provided, however, that if and for so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Company, the Guarantors or the Trustee shall be under any responsibility with regard to the accuracy of such list.


            (b) The Company will furnish or cause to be furnished to the Trustee

             (i) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

            (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 7.01(b).

            Section 7.02. Communications of Holders.

            Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to ss. 312(b) of the TIA. The Trustee shall comply with ss. 312(b) of the TIA. The Company, the Guarantors and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by ss. 312(c) of the TIA.

            Section 7.03. Reports by Trustee.

            Within 60 days after June 15 of each year commencing with the first June 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such June 15 that complies with ss. 313(a) of the TIA; provided, however, that if no such event as described in ss. 313(a) of the TIA has occurred within such period then no such report need be transmitted. The Trustee shall also comply with ss.ss. 313(b), 313(c) and 313(d) of the TIA. At the time of its mailing to Holders, a copy of each report shall be filed with the Company, the Guarantors, the Commission and with each national securities exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

            Section 7.04. Reports by Company.

            The Company shall file with the Trustee copies of the reports and of the information and documents which the Company is required to provide to any Person under Section 10.09 and 10.10.

                                  ARTICLE EIGHT

                              SUCCESSOR CORPORATION

            Section 8.01. When Company May Merge, etc.


            The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (other than a consolidation or merger with or into a Wholly-Owned Restricted Subsidiary; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the Surviving Person or the Company) shall be issued or distributed to the shareholders of the Company) to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes (and the Guarantees of the Guarantors shall be confirmed as applying to such Surviving Person's obligations) and this Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will have at the time of such transaction and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 10.11.

            Section 8.02. Successor Substituted.

            Upon any transaction (other than a lease) involving the Company in accordance with Section 8.01 hereof, in which the Company is not the Surviving Person, the Surviving Person or Persons shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the liabilities and obligations of, the Company under this Indenture, the Notes and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement with the same effect as if such successor had been named as the Company in this Indenture, the Notes and the Registration Rights Agreement. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Registration Rights Agreement, the predecessor shall be released from those obligations, other than its obligations under Section 6.07 hereof, which shall continue in full force and effect notwithstanding any such assumption.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            Section 9.01. Without Consent of Holders.


            The Company, the Guarantors and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any
Holder:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to comply with Article Eight;

            (c) to provide for uncertificated Notes in addition to certificated Notes;

            (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

            (e) to provide for additional Guarantors of the Notes;

            (f) to evidence the release of any Guarantor in accordance with Article Thirteen hereof;

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

            (h) to amend this Indenture to delete Section 13.07(a) in its entirety; or

            (i) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

            Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Officers' Certificate stating that any such change under Section 9.01(a) or (i) of the preceding sentence does not adversely affect the rights of any Holder.

            Section 9.02. With Consent of Holders.

            Subject to Section 5.08, the Company, when authorized by its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) by written notice to the Trustee may waive any Existing Default or Event of Default or compliance by the Company with any provision of this Indenture or the Notes.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 5.13, may not:

            (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the principal or change the fixed maturity of any Note, or alter the provisions with respect to the redemption or repurchase of the Notes in a manner adverse to the Holders of the Notes;

            (iii) reduce the rate of or change the time for payment of interest on any Notes;

            (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes

      (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration);

            (v) make any Note payable in money other than that stated in the Notes;

            (vi) modify any of the provisions of Section 5.08 or 5.13;

            (vii) modify or change any of the provisions relating to subordination of the Notes in Article Fourteen in a manner adverse to the Holders of the Notes; or

            (viii) waive a redemption payment with respect to any Note.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

            Section 9.03. Compliance with Trust Indenture Act.

            Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect if this Indenture shall then be qualified under the TIA.


            Section 9.04. Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses
(i) through (ix) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

            Section 9.05. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.06. Trustee May Sign Amendments, etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the

Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE TEN

                                    COVENANTS

            Section 10.01. Payment of Principal, Premium and Interest.

            The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

            Section 10.02. Maintenance of Office or Agency.

            The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes and the Guarantees may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Notes, the Guarantees and this Indenture may be served. The office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes and the Guarantees may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            Section 10.03. Money for Note Payments To Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

            If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

            If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

            (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            Section 10.04. Existence.

            Subject to Article Eight, each of the Company and each Guarantor will do or cause to be done all things necessary to and will cause each of its Restricted Subsidiaries to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their respective Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary of the Company or any of its assets or Capital Stock in compliance with the terms of this Indenture.

            Section 10.05. Payment of Taxes and Other Claims.

            The Company and each Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed (i) upon such person or any of its Subsidiaries or (ii) upon the income, profits or property of such person or any of its Subsidiaries and
(b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of such person or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

            Section 10.06. Maintenance of Properties.


            The Company and each Guarantor shall, and shall cause each of their respective Restricted Subsidiaries to, cause all properties owned by the Company or the Restricted Subsidiaries or used or held for use in the conduct of its business or the business of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as shall be reasonably necessary so that the business carried on in connection therewith may be conducted at all times in the ordinary course; provided, however, that nothing in this Section 10.06 shall prevent the Company, any Guarantor or any of their respective Subsidiaries from discontinuing the operation and maintenance of any of such properties if (x) such discontinuance is, in the judgment of the Company, the Guarantor, or the Restricted Subsidiary, desirable in the conduct of its businesses or (y) if such discontinuance or disposal is not materially adverse to either the Company, the Guarantors and their respective Restricted Subsidiaries taken as a whole or the ability of the Company and the Guarantors taken as a whole to otherwise satisfy its obligations hereunder.

            Section 10.07. Insurance.

            The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated).

            Section 10.08. Compliance Certificate.

            (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of each of the Company's fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company, the Guarantors, or any Restricted Subsidiary that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this
Section 10.08(a) shall be for the first full fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from the chief financial officer (or if the Company does not have a chief financial officer, the Company's principal executive, financial or accounting officer) of the Company as to his or her knowledge of the compliance of the Company, the Guarantors and the Restricted Subsidiaries with all conditions and covenants under this Indenture and whether any Default or Event of Default has occurred, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.


            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall use its reasonable best efforts to deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this
Article 10 or Article 8 of this Indenture, or if any such violation has occurred, specifying the nature and period of existence thereof, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

            (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or the applicable Guarantor, as the case may be, is taking or proposes to take with respect thereto.

            Section 10.09. Provision of Financial Statements and Reports.

            Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission (unless such filing is not permitted under the Exchange Act), so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit or cause to be transmitted by mail to all Holders of Notes, as their names and addresses appear in the Note register, without cost to such Holders, and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. The Company also shall comply with the other provisions of TIA ss. 314(a). In addition, to the extent applicable, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Note Registrar. Additionally, the Company shall deliver to the Trustee, on March 31 of each year during which the Notes are outstanding a statement regarding compliance with the terms of this Indenture. In addition, the Company, upon becoming aware of any Default or Event of Default, shall deliver to the Trustee a statement specifying such Default or Event of Default.

            Section 10.10. Future Guarantors.

            The Company and each Guarantor shall cause each Restricted Subsidiary of the Company (other than any Foreign Subsidiary) which, after the date of this Indenture (if not then a Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to this Indenture and thereby become a Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in Exhibit E to this Indenture (without such future Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).

            Section 10.11. Limitation on Incurrence of Indebtedness.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (collectively, to "incur") any Indebtedness (including any Acquired Debt), except that the Company and any Guarantor may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of the Company for the most recently ended four fiscal quarters for which financial statements are available would be at least (i) 2.0 to 1.0 until October 15, 1999 and (ii) 2.25 to 1.0 thereafter.

            (b) The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

            (i) Indebtedness of the Company and the Guarantors arising under the Amended and Restated Credit Agreement not to exceed in outstanding principal amount the greater of (a) $90.0 million at any time outstanding or (b) the sum of (x) 80% of the consolidated book value of the net accounts receivable of the Person Incurring such Indebtedness and its Restricted Subsidiaries and (y) 50% of the consolidated book value of the inventory of the Person Incurring such Indebtedness and its Restricted Subsidiaries, in each case determined in accordance with GAAP;

            (ii) Indebtedness of the Company and the Guarantors represented by the Notes and the Guarantees;


           (iii) Indebtedness of the Company and the Guarantors represented by the Exchange Notes;

            (iv) Indebtedness of the Company or any Restricted Subsidiaries which is outstanding on the Issue Date ("Existing Indebtedness");

             (v) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary or owed by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Company or a Restricted Subsidiary of the Company (provided that such Indebtedness may be pledged or otherwise assigned to the holders of Senior Bank Debt); provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (v);

            (vi) Indebtedness of the Company or any Restricted Subsidiary arising with respect to Interest Rate Agreement Obligations and Currency Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided in no event shall any Restricted Subsidiary incur Indebtedness under any Interest Rate Agreement Obligations or any Currency Agreement Obligations under this clause (vi) relating to Indebtedness or obligations of the Company;

           (vii) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice;

          (viii) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement (a "refinancing") of any Existing Indebtedness or any Indebtedness described in clauses (ii) and (iii) above or any Indebtedness issued after the Issue Date and not incurred in violation of the Indenture

                  ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so refinanced (plus the premiums paid in connection therewith and the reasonable expenses incurred in connection therewith); (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, if the Weighted Average Life to Maturity of the Indebtedness being refinanced is equal to or greater than the Weighted Average Life to Maturity of the Notes the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; (c) with respect to Refinancing Indebtedness other than Senior Debt incurred by the Company, such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment to the Notes as, the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company;

            (ix) Indebtedness of the Company or any Restricted Subsidiary (a) representing Capitalized Lease Obligations and (b) in respect of Purchase Money Obligations for property acquired in the ordinary course of business, which taken together do not exceed $10.0 million in aggregate amount at any time outstanding;

             (x) Indebtedness of Foreign Subsidiaries of the Company not to exceed a principal amount outstanding at any time of $20.0 million in the aggregate for all Foreign Subsidiaries, to be used for working capital, capital expenditures, joint ventures, acquisitions and other general corporate purposes; and

            (xi) Indebtedness (including Acquired Debt) of the Company or any Restricted Subsidiary in addition to that described in clauses
                  (i) through (x) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xi) does not exceed $10.0 million at any one time outstanding.

            (c) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

            Section 10.12. Limitation on Restricted Payments.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company),

             (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 10.11(a); and

           (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on October 1, 1996 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit) (treating such period as a single accounting period), plus (b) the aggregate amount ---- of all net cash proceeds (other than proceeds from the Cash Equity Investment) received since the Issue Date by the Company from
                  (x) the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock),
                  (y) the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and (z) the issuance and sale by the Company after the Issue Date of Disqualified Stock or debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), in each case to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or make any Restricted Investment, pursuant to clauses

                  (ii) or (iv) of Section 10.12(b) below, plus (c) the amount of the net reduction in Investments by the Company in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary of the Company from Unrestricted Subsidiaries, (y) the release or extinguishment of any guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiaries the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, plus (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

            For purposes of this covenant, the aggregate amount of Restricted Investments made by the Company and its Restricted Subsidiaries after the date of the Indenture shall equal the aggregate gross amount of such Restricted Investments, less reductions in connection with the write-down of any portion of such Restricted Investments to the extent deducted from the Consolidated Net Income of the Company.

            (b) The provisions of Section 10.12(a) will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

            (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock);


           (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control or Asset Sale by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (x) in the case of a Change of Control, has complied with its obligations under the provisions described under
                  Section 10.15 or (y) in the case of an Asset Sale has applied the Net Cash Proceeds from such Asset Sale in accordance with the provisions of Section 10.14;

            (iv) any Restricted Investment made with the proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Stock);

             (v) Restricted Investments in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause (v) after the Issue Date and outstanding (net of any returns in cash thereof or cash received in liquidation or on disposition thereof) made pursuant to this clause (v) does not exceed at any time $15.0 million;

            (vi) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of the Company or its Subsidiaries pursuant to the terms of an employee benefit plan or employee agreement; provided that the aggregate amount of all such repurchases shall not exceed $1.5 million in any fiscal year, provided that the Company may carry forward up to $1.0 million of the unused portion in any fiscal year to the next fiscal year, and provided, further, that such payments shall not exceed $2.5 million per annum in any subsequent fiscal year.

           (vii) the payment of cash dividends required to be made on the Series A Redeemable Preferred Stock outstanding as of the Issue Date and the repurchase or redemption of such stock at a price not to exceed 100% of the liquidation value plus accrued dividends; and

          (viii) Restricted Payments (other than a dividend or distribution declared on any Capital Stock of the Company or a payment to purchase, redeem or otherwise acquire or retire for value Capital Stock of the Company) not to exceed $2.5 million in the aggregate.

            For purposes of clause (iii) of Section 10.12(a) above, Permitted Payments made pursuant to clauses (i), (v), (vi) and (vii) (only with respect to cash dividends paid with respect to Series A Redeemable Preferred Stock) of the immediately preceding paragraph shall be included (only with respect to clause

(i), as of the date of declaration) as Restricted Payments made since the Issue Date.

            Section 10.13. Limitations on Transactions with Affiliates.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) (each an "Affiliate Transaction"), unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (2) the Company delivers to the Trustee (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such transaction or series of related transactions complies with clause (1) above and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5 million, an Officer's Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate, and (c) with respect to any transaction or series of transactions involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company from a financial point of view issued by an investment banking firm, accounting firm or appraisal firm of national standing.

            Notwithstanding the foregoing, this covenant will not apply to (A) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out of pocket expenses, loans to officers, directors and employees in the ordinary course of business and director's and officer's liability insurance), (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company, (iii) any Restricted Payment not prohibited by Section 10.12 hereof, (iv) transactions permitted by, and complying with, the provisions of
Section 8.01, (v) any sale or issuance of Capital Stock (other than Disqualified Stock) of the Company and (vi) the grant or performance of registration rights with respect to securities of the Company.

            Section 10.14. Limitation on Asset Sales.

            The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold or disposed of in the Asset Sale and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents; provided, however, that, at the option of the Company, clause (ii) shall not be applicable to Asset Sales (or portions of Asset Sales) that, in the aggregate from the Issue Date, do not involve assets representing less than 5% of the Consolidated Total Assets of the Company as of the last fiscal quarter prior to the execution of the agreement for such Asset Sale. For purposes of this Section 10.14 "cash" shall include the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes) of the Company or such Restricted Subsidiary as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto that is assumed by the transferee of any such assets or other property in such Asset Sale or is no longer the liability of the Company or any Restricted Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities, and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such

Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 60 days of receipt shall be deemed to be cash for purposes of this provision.

            Within 365 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) permanently reduce any Senior Debt of the Company and/or (b) make an investment in, or acquire assets and properties that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness or temporarily invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 365 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

            Each date on which the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer has not been made exceeds $10,000,000 shall be deemed an "Asset Sale Offer Trigger Date". As soon as practicable, but in no event later than 20 business days after each Asset Sale Offer Trigger Date the Company shall commence an offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds. Any Notes and other Indebtedness to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and all such other Indebtedness outstanding; and all such Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

            Notice of an Asset Sale Offer shall be prepared and mailed by the Company with a copy to the Trustee not later than the 20th business day after the related Asset Sale Offer Trigger Date to each Holder of Notes at such Holder's registered address, stating:

             (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds to the extent to be applied to an offer to purchase Notes (as provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

            (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date;

            (iii) that any Note not tendered will continue to accrue interest in accordance with the terms thereof;

            (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

            (v) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is acceptable to the Trustee and the Paying Agent;

            (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;


            (viii) the instructions that Holders must follow in order to tender their Notes; and

            (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the

      Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

            On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer (to the extent provided in the second preceding paragraph), (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall as promptly as practicable after the Asset Sale Offer Purchase Date mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note.

            On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

            The Company will comply with the applicable tender offer rules,

including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

            Section 10.15. Change of Control.

            Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall make an offer to purchase (a "Change of Control Offer"), and shall, subject to the provisions described below, purchase, all or any portion (equal to $1,000 or an integral multiple thereof) of the then outstanding Notes validly tendered at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered in the Change of Control Offer and not withdrawn.

            Notice of a Change of Control Offer shall be prepared and mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses appearing on the Note Register with a copy to the Trustee and the Paying Agent. The Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (a) that the Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed (the "Change of Control Purchase Date");

            (b) the amount of accrued and unpaid interest, if any, as of the Change Control Purchase Date;

            (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

            (d) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

            (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company and be completed correctly by such Holder and be acceptable to the Trustee and the Paying Agent;

            (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (h) the instructions that Holders must follow in order to tender their Notes; and

            (i) such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer.

            On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment, plus any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall as promptly as practicable after the Change of Control Purchase Date mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes, plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holders of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted in whole or in part shall be promptly returned to the Holder thereof.

            On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Purchase Date.


            The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

            Section 10.16. Limitations on Liens Securing Certain Debt.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness that is pari passu with or subordinated in right of payment to the Notes (other than Permitted Liens) on any asset of the Company or any Restricted Subsidiary now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness, unless the Notes are equally and ratably secured thereby.

            Section 10.17. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Amended and Restated Credit Agreement or any other Indebtedness as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Amended and Restated Credit Agreement (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (ii) applicable law, (iii) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (iv) by reason of customary non-assignment provisions in leases entered into the ordinary course of business and consistent with past practices, (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (vi) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 10.14, (vii) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (viii) this Indenture, the Notes and the Guarantees, (ix) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, or (x) any instrument governing Indebtedness of a Foreign Subsidiary permitted by the terms of the Indenture.

            Nothing contained in this Section 10.17 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 10.16 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

            Section 10.18. Limitation on Incurrence of Senior Subordinated Indebtedness.

            The Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. For purposes of this
Section 10.18, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness by reason of the fact that such other Indebtedness is secured by any Lien or is subject to a Guarantee.

            Section 10.19. Designation of Unrestricted Subsidiaries.

            The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an Unrestricted Subsidiary (a "Designation") unless:

      (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

      (b) immediately after giving effect to such Designation the Company would be able to incur $1.00 of Indebtedness pursuant to Section 10.11(a); and


      (c) the Company would not be prohibited pursuant to the terms of this Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the Fair Market Value of such Restricted Subsidiary on such date.

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.12 for all purposes of this Indenture in the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company and its Restricted Subsidiaries may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

            The Company may not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), unless:

      (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

      (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation shall be deemed to have been incurred at such time and shall have been permitted to be incurred pursuant to this Indenture.

            All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

            Section 11.01. Optional and Special Redemption.

            Optional Redemption. Except as provided below, the Notes are not redeemable prior to October 15, 2001. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole at any time or in part, at any time on or after October 15, 2001 at the Redemption Prices (expressed as percentages of principal amount of the Notes) set forth below, plus in each case accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning October 15 of the years indicated below:

                                                      Redemption
            Year                                        Price

            ----                                        -----

            2001                                       105.312%
            2002                                       103.541
            2003                                       101.771
            2004 and thereafter                        100.000

            In addition, at any time prior to October 15, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of one or more Public Equity Offerings, at 109.625% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $81.25 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

             In addition, at any time prior to October 15, 2001, upon the occurrence of a Change of Control, the Company may, at its option, redeem, all but not less than all of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Applicable Premium shall be set forth in an Officer's Certificate of the Company furnished to the Trustee, upon which the Trustee shall be entitled to conclusively rely and shall not be required to verify any calculations in respect thereof. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 60 days and not less than 30 days following the occurrence of a Change of Control.

            Section 11.02. Applicability of Article.

            Redemption of Notes at the election of the Company as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

            Section 11.03. Election To Redeem; Notice to Trustee.

            The election of the Company to redeem any Notes pursuant to Section 11.01(a) shall be evidenced by a Board Resolution of the Company and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

            Section 11.04. Selection of Notes To Be Redeemed.

            In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate; provided, however, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000; provided, further, however, that any such redemption pursuant to the provisions relating to a Public Equity Offering by the Company shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to any procedures of The Depository Trust Company or any other Depository). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

            Section 11.05. Notice of Redemption.

            Notice of any optional or mandatory redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

            All notices of redemption shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) if fewer than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

            (d) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the

      Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

            (g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

            (h) the CUSIP number, if any, relating to such Notes; and

            (i) the paragraph of the Notes pursuant to which the Notes are being redeemed.

            Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

            The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the

Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

            Section 11.06. Deposit of Redemption Price.

            On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

            Section 11.07. Notes Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.06.

            On and after any Redemption Date, if money sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with Section 11.06, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and subject to the provision in the preceding paragraph, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

            Section 11.08. Notes Redeemed or Purchased in Part.

            Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Note Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Note so surrendered that is not redeemed or purchased.

                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

            Section 12.01. Satisfaction and Discharge of Indenture.

            This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company's obligations under Section 6.07 hereof, and the Trustee's and Paying Agent's obligations under Section 4.06 hereof) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (a) either

             (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.05 hereof) have been delivered to the Trustee for cancellation; or

            (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

            (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 12.01 the obligations of the Trustee under Section 12.02, shall survive.

            Section 12.02. Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.

                                ARTICLE THIRTEEN

                               GUARANTEE OF NOTES

            Section 13.01. Guarantee.

            Subject to the provisions of this Article Thirteen, each Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of (i) the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder or
(ii) the absence of any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Obligations on the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations with respect to the Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

            Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

            This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No stockholder, officer, director, employer or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

            The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

            Notwithstanding any of the foregoing, each Guarantor's liability under this Section 13.01 shall be limited to the maximum amount that would not result in such Guarantor's Guarantee under this Section 13.01 constituting a fraudulent conveyance or fraudulent transfer under applicable law and, in the case of Freedom Chemical Diamalt GmbH, the liability of the Guarantor shall be limited at any time to the then maximum amount that would not result in a depletion of such Guarantor's stated share capital ("Stammkapital") as stated in the commercial register relating to such Guarantor.

            Section 13.02. Execution and Delivery of Guarantee.

            To further evidence the Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.


            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

            Section 13.03. Additional Guarantors.

            Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

            Section 13.04. Guarantee Obligations Subordinated to Guarantor Senior Debt.

            Each Guarantor covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Guarantee made by or on behalf of such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article Thirteen to the prior payment in full in cash of all amounts payable under all existing and future Guarantor Senior Debt of such Guarantor including such Guarantor's guarantees of the Company's Obligations under the Amended and Restated Credit Agreement.

            This Section 13.04 and the following Sections 13.05 through 13.17 of this Article Thirteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Debt of any Guarantor and, to the extent set forth in Section 13.06(b), holders of Designated Senior Debt; and such provisions are made for the benefit of the holders of Guarantor Senior Debt of each Guarantor and, to the extent set forth in Section 13.06(b), holders of Designated Senior Debt; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

            Section 13.05. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor, then and in any such event:



            (1) the holders of all Guarantor Senior Debt of such Guarantor shall be entitled to receive payment in full in cash or, as acceptable to the holders of such Guarantor Senior Debt, in any other manner of all amounts due on or in respect of all such Guarantor Senior Debt (including, in the case of Obligations under the Amended and Restated Credit Agreement, and related Currency and Interest Rate Agreement Obligations of such Guarantor, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Obligations under the Amended and Restated Credit Agreement, and Interest Rate Agreement Obligations of such Guarantor, as the case may be, whether or not such interest is an allowed claim under applicable law), or provision shall be made for such payment, before the Holders of the Notes are entitled to receive, pursuant to this Guarantee, any payment or distribution of any kind or character by or on behalf of such Guarantor on account of the Guarantor's Obligations under the Notes; and

            (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article Thirteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Debt of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all such Guarantor Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 13.05, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, in respect of any Obligations of such Guarantor under this Guarantee before all Guarantor Senior Debt of such Guarantor is paid in full in cash or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the Senior Representative for application to the payment of all such Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Debt. Any such payment or distribution of assets received by the Trustee, which is required to be paid over to the Senior Representative, will be held in trust by the Trustee for the benefit of the holders of the Guarantor

      Senior Debt.

            Section 13.06. Suspension of Guarantee Obligations When Guarantor Senior Debt in Default.

            (a) Unless Section 13.05 shall be applicable, after the occurrence of a Payment Default with respect to any Guarantor Senior Debt no payment or distribution of any assets of such Guarantor of any kind or character shall be made by or on behalf of such Guarantor on account of the Guarantor's Obligations pursuant to the Notes or on account of the purchase, redemption, defeasance or other acquisition of the Obligations pursuant to the Notes or on account of any other Obligations of such Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Guarantor Senior Debt as to which such Payment Default relates shall have been discharged or paid in full in cash, after which, subject to Section 13.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its Obligations under this Guarantee.

            (b) Unless Section 13.05 shall be applicable, during any Payment Blockage Period with respect to any Guarantor Senior Debt, no payment or distribution of any assets of a Guarantor of any kind or character shall be made by or on behalf of a Guarantor on account of the Guarantor's Obligations on the Notes or on account of the purchase, redemption, defeasance or other acquisition of the Guarantor's Obligations on the Notes or on account of any of the other Obligations of such Guarantor under this Guarantee; provided that the foregoing prohibition shall not apply unless such Payment

Blockage Period has been instituted under Section 14.03(b) by a Senior Representative acting for holders of Designated Senior Debt which also constitutes Guarantor Senior Debt. Upon the termination of any Payment Blockage Period, subject to Section 13.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its Obligations under this Guarantee.

            (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 13.06, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Debt or, if no amounts are then due in respect of Guarantor Senior Debt, prompt return to the Guarantor, or as a court of competent jurisdiction shall direct.

            Section 13.07. Release of a Guarantor.

            (a) Anything to the contrary notwithstanding, in the event that the articles of incorporation of Freedom Chemical Diamalt are amended with the result that Freedom Chemical Diamalt becomes classified as a controlled foreign corporation under U.S. federal tax law, at the option of the Company, upon written notice to the Trustee the Guarantee of Freedom Chemical Diamalt may be

amended to eliminate the guarantee of Freedom Chemical Diamalt in the form existing on the Issue Date and to provide instead for the full and unconditional guarantee by Freedom Chemical Diamalt of the Obligations of the other Guarantors under their respective Guarantees.

            (b) So long as no Event of Default shall have occurred and be continuing upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of the assets of any such Guarantor or 50% or more of the Capital Stock of any such Guarantor) to an entity which is not a Subsidiary of the Company, which transaction is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its Obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all Obligations of such Guarantor under all its Guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company shall also terminate upon such release, sale or transfer. Upon the release of any Guarantor from its Guarantee pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in the Indenture.

            (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
13.07. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this Article Thirteen.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Thirteen.

            Except as set forth in Articles Eight and Ten and this Section 13.07, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

            Section 13.08. Waiver of Subrogation.

            Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the subordination provisions of this Article Thirteen and to Article Fourteen, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
13.08 is knowingly made in contemplation of such benefits.

            Section 13.09. Guarantee Subordination Provisions Solely To Define Relative Rights.

            The subordination provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Debt of each Guarantor and, to the extent set forth in Section 13.06, holders of Designated Senior Debt on the other hand. Nothing contained in this Article Thirteen (other than a release pursuant to Section 13.07) or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Debt and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Debt of such Guarantor; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Thirteen of the holders of Guarantor Senior Debt of the Guarantors hereunder and, to the extent set forth in Section 13.06, holders of Designated Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Guarantor referred to in Section 13.05, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 13.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 13.06(c).

            The failure by any Guarantor to make a payment in respect of its obligations under this Guarantee by reason of any provision of this Article Thirteen shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 13.10. Trustee To Effectuate Subordination of Guarantee

Obligations.

            Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Thirteen and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Debt, or any representative, may file such a claim on behalf of Holders of the Notes.

            Section 13.11. No Waiver of Guarantee Subordination Provisions.

            (a) No right of any present or future holder of any Guarantor Senior Debt of any Guarantor or Designated Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without limiting the generality of subsection (a) of this
Section 13.11, the holders of Guarantor Senior Debt of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Thirteen or the obligations hereunder of the Holders of the Notes to the holders of such Guarantor Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Debt or such Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; and (4) exercise or refrain from exercising any rights against such Guarantor and any other person; provided that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 13.12. Guarantors To Give Notice to Trustee.

            (a) The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, such Guarantor or a holder of its Guarantor Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 13.12, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section
13.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Debt or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

            (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a person representing himself to be a holder of Guarantor Senior Debt of any Guarantor (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt of each Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Thirteen, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.


            Section 13.13. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc., of Guarantors.

            Upon any payment or distribution of assets of any Guarantor referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 6.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Thirteen.

            Section 13.14. Rights of Trustee as a Holder of Guarantor Senior Debt; Preservation of Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Thirteen with respect to any Guarantor Senior Debt of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

            Section 13.15. Article Thirteen Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Thirteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Thirteen in addition to or in place of the Trustee; provided that Section 13.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 13.16. No Suspension of Remedies Subject to Rights of Holders of Guarantor Senior Debt.

            Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Thirteen of the holders, from time to time, of Guarantor Senior Debt of the Guarantors.


            Section 13.17. Trustee's Relation to Guarantor Senior Debt.

            With respect to the holders of Guarantor Senior Debt of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Thirteen (and in Article Fourteen with respect to Senior Debt), and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt of any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of any Guarantor and the Trustee shall not be liable to any holder of Guarantor Senior Debt of any Guarantor if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Guarantor Senior Debt of any Guarantor shall be entitled by virtue of this Article Thirteen or otherwise.

            Section 13.18. Subrogation.

            Upon the payment in full in cash of all amounts payable under or in respect of Guarantor Senior Debt of the Guarantors and of all Senior Debt of the Company, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Debt of the Guarantors to receive payments or distributions of assets of any Guarantor made on such Guarantor Senior Debt of the Guarantors until all amounts due under the Guarantee shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Guarantor Senior Debt of the Guarantors of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article Thirteen, and no payment pursuant to the provisions of this Article Thirteen to holders of such Guarantor Senior Debt of the Guarantors by the Holders, shall, as between each Guarantor, its creditors other than holders of such Guarantor Senior Debt of the Guarantors and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt of the Guarantors, its being understood that the provisions of this Article Thirteen are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Debt of the Guarantors, on the one hand, and the Holders, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Thirteen shall have been applied, pursuant to the provisions of this Article Thirteen, to the payment of all amounts payable under the Guarantor Senior Debt of the Guarantors, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt of the Guarantors at the time outstanding any payments or distributions received by such holders of Guarantor Senior Debt of the Guarantors in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Debt of the Guarantors in full.

                                ARTICLE FOURTEEN


                             SUBORDINATION OF NOTES

            Section 14.01. Notes Subordinate to Senior Debt.

            The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fourteen, the Indebtedness represented by the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash of all amounts payable under all existing and future Senior Debt (including the indebtedness under the Amended and Restated Credit Agreement).

            This Article Fourteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt (including the indebtedness under the Amended and Restated Credit Agreement); and such provisions are made for the benefit of the holders of Senior Debt (including the indebtedness under the Amended and Restated Credit Agreement); and such holders are made obligees hereunder and they or each of them individually or through their representative may enforce such provisions.

            Section 14.02. Payment Over of Proceeds upon Dissolution, etc.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the

Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, then and in any such event:

            (1) the holders of all Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including, in the case of obligations under the Amended and Restated Credit Agreement and Interest Rate Agreement Obligations, any interest accruing subsequent to the filing of any such proceedings at the rate specified in the agreements governing such Senior Debt whether or not interest is an allowed claim under applicable law) before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character on account of the Notes; and

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 14.02, the Trustee or the Holder of any Note shall have received any payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities, by set off or otherwise in respect of the Notes before all Senior Debt is paid or provided for in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any such payment or distribution of the assets received by the Trustee, which is required to be paid over to the Senior

      Representative, will be held in trust by the Trustee for the benefit of the holders of the Senior Debt.

            The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Eight.

            Section 14.03. Suspension of Payment When Designated Senior Debt is in Default.

            (a) Unless Section 14.02 shall be applicable, upon the occurrence of a Payment Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Notes unless and until such Payment Default shall have been cured or waived or shall have otherwise ceased to exist or such Senior Debt shall have been discharged or paid in full in cash, after which, subject to
Section 14.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

            (b) Unless Section 14.02 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee from the representatives of any holders of Designated Senior Debt of written notice of such occurrence (a "Payment Blockage Notice") stating that a Non-Payment Default has occurred and is continuing pursuant to Section 14.03(b) of this Indenture, no payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under Section 14.02 or subsection (a) of this Section 14.03) (x) 179 days shall have elapsed since the Payment Blockage Notice was received by the Trustee, (y) such Non-payment Default shall have been cured or waived or shall have ceased to exist (provided that no other Payment Default or Non-payment Default has occurred and is then continuing after giving effect to such cure or waiver) or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives initiating such Payment Blockage Period, after which, subject to Section 14.02 (if applicable), the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Indenture, during any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

            (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment or distribution prohibited by the foregoing provisions of this Section 14.03, then and in such event such payment or distribution shall be paid over and delivered forthwith to representatives of the Holders or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Debt, to the extent necessary to pay all such due and unpaid Senior Debt in cash, after giving effect to any concurrent payment to or for the holders of Senior Debt.

            Section 14.04. Trustee's Relation to Senior Debt.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen (and in Article Thirteen with respect to existing and future Guarantor Senior Debt of the respective Guarantors, including obligations under the Amended and Restated Credit Agreement), and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The

Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company, the Guarantors or any other person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article Fourteen or otherwise.

            Section 14.05. Subrogation to Rights of Holders of Senior Debt.

            Upon the payment in full in cash of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full in cash or cash equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fourteen shall have been applied, pursuant to the provisions of this Article Fourteen, to the payment of all amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash or cash equivalents.

            Section 14.06. Provisions Solely To Define Relative Rights.

            The provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Debt

(1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 14.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 14.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 14.03(c).

            The failure to make a payment on the Notes by reason of any provision of this Article Fourteen shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 14.07. Trustee To Effectuate Subordination.

            Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

            Section 14.08. No Waiver of Subordination Provisions.

            (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without limiting the generality of subsection (a) of this
Section 14.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 14.09. Notice to Trustee.

            (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 14.09, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 14.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

            (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a person representing himself to be a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fourteen, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

            Section 14.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee, subject to the provisions of Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Fourteen.

            Section 14.11. Rights of Trustee as a Holder of Senior Debt; Preservation of Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

            Section 14.12. Article Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Fourteen in addition to or in place of the Trustee; provided that Section 12.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 14.13. No Suspension of Remedies.

            Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Fourteen of the holders, from time to time, of Senior Debt.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    FREEDOM CHEMICAL COMPANY


                                    By: /s/ Brian F. McNamara
                                       ------------------------------
                                        Name: Brian F. McNamara
                                        Title: Secretary


                                    THE BANK OF NEW YORK,
                                      as Trustee


                                    By: /s/ Lucille Firrincieli
                                       ------------------------------
                                        Name: Lucille Firrincieli
                                        Title: Asst. Vice President


                                    FREEDOM TEXTILE CHEMICAL CO.,
                                      as Guarantor


                                    By: /s/ Brian F. McNamara
                                       ------------------------------
                                        Name: Brian F. McNamara
                                        Title: Secretary


                                    HILTON DAVIS CHEMICAL CO.,
                                      as Guarantor


                                    By: /s/ Brian F. McNamara
                                       ------------------------------
                                        Name: Brian F. McNamara
                                        Title: Secretary


                                    KALAMA CHEMICAL, INC.,
                                      as Guarantor


                                    By: /s/ Robert A. Kirchner
                                       ------------------------------
                                        Name: Robert A. Kirchner

                                        Title: President

                                    FREEDOM CHEMICAL DIAMALT GMBH,
                                      as Guarantor


                                    By: /s/ Helmut Wolf
                                       ------------------------------
                                        Name: Helmut Wolf
                                        Title: Managing Director


                                    KALAMA SPECIALTY CHEMICALS, INC.
                                      as Guarantor


                                    By: /s/ Robert A Kirchner
                                       ------------------------------
                                        Name: Robert A. Kirchner
                                        Title: President


                                    KALAMA FOREIGN SALES CORPORATION


                                    By: /s/ Robert A. Kirchner
                                       ------------------------------
                                          Name: Robert A. Kirchner
                                          Title: President


                                    FCC ACQUISITION CORP.


                                    By: /s/ Brian F. McNamara
                                       ------------------------------
                                          Name: Brian F. McNamara
                                          Title: Secretary


                                    FREEDOM TEXTILE CHEMICAL COMPANY
                                      (SOUTH CAROLINA) INC.


                                    By: /s/ Brian F. McNamara
                                       ------------------------------
                                          Name: Brian F. McNamara
                                          Title: Secretary

                                                                       EXHIBIT A

                            FREEDOM CHEMICAL COMPANY

                    10 5/8% SENIOR SUBORDINATED NOTE DUE 2006

CUSIP No._________
No._________                                                          $_________

            FREEDOM CHEMICAL COMPANY, a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _________ or registered assigns, the principal sum of _________ United States Dollars on October 15, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on April 15, and October 15, in each year, commencing on April 15, 1997 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 5/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Payment of the principal of, premium, if any, and interest on this Note will be made at the Corporate Trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.


            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

            This is one of the Notes referred to in the within-mentioned Indenture.


Dated:
                                          THE BANK OF NEW YORK,
                                            as Trustee


                                          By:___________________________________
                                              Authorized Signatory

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                          FREEDOM CHEMICAL COMPANY


                                          By:___________________________________
                                              Name:
                                              Title:


                                          By:___________________________________
                                              Name:
                                              Title:

                                (REVERSE OF NOTE)

                    10 5/8% Senior Subordinated Note due 2006


            1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 5/8% Senior Subordinated Notes due 2006 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (the "Indenture") dated as of October 15, 1996, by and among the Company, as Issuer, Freedom Textile Chemicals Co., a Delaware corporation, Hilton Davis Chemical Co., a Delaware corporation, Kalama Chemical, Inc., a Washington corporation, Freedom Chemical Diamalt GmbH, a corporation organized under the laws of the Federal Republic of Germany, Kalama Foreign Sales Corporation, a corporation existing under the laws of Guam, Kalama Specialty Chemicals, Inc., a Washington corporation, FCC Acquisition Corp., a Delaware corporation, and Freedom Textile Chemical Company (South Carolina) Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors") and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

            All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            2. Guarantees. This Note is entitled to certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Fourteen of the Indenture for terms relating to the Guarantees.

            3. Subordination. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all existing and future Senior Debt (including the Indebtedness under the Amended and Restated Credit Agreement). Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 7 below.

            4. Redemption.

            (a) Optional Redemption. Except as set forth below, the Notes are not redeemable prior to October 15, 2001. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:

            Year                                Redemption Price
            ----                                ----------------

            2001                                   105.312%
            2002                                   103.541
            2003                                   101.771
            2004 and thereafter                    100.000

            In addition, at any time on or prior to October 15, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of one or more Public Equity Offerings, at 109.625% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $81.25 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

             In addition, at any time on or prior to October 15, 2001, upon the occurrence of a Change of Control, the Company may, at its option, redeem all but not less than all of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 60 days and not less than 30 days following the occurrence of a Change of Control.

            (b) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

            (c) Interest Payments. In the case of any redemption of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (d) Partial Redemption. In the event of redemption of the Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            5. Offers to Purchase. Sections 10.14 and 10.15 of the Indenture provide that following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control (with respect to Section 10.15) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            6. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

            7. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            8. Amendments and Waivers. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            9. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the

Holder surrendering the same.

            The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            10. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            11. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers for themselves and on behalf of the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10 5/8% Senior Subordinated Notes due 2006 (the "Exchange Notes"), which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            12. No Recourse Against Others. No director, officer, employee or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company, or any Guarantor under the Notes, the Guarantees or this Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

            13. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:___________________      Your signature:______________________________
                                             (Sign exactly as your
                                             name appears on the other
                                               side of this Note)


                                             By:___________________________
                                                      NOTICE:  To be
                                                      executed by an
                                                      executive officer

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program
("STAMP") or similar program.

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the third anniversary of the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with and that such transfer is:

                                   [Check One]

(1) ____    to the Company or a subsidiary thereof; or

(2) ____ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ____ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ____ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ____ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ____ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4), and other information as the Trustee, Note Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

            If none of the foregoing boxes are checked, the Trustee or Note Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.05 of the Indenture shall have been satisfied.


Dated:_____________________         Signed:_____________________________________
                                           (Sign exactly as name
                                           appears on the other
                                           side of this Security)


Signature Guarantee:____________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:______________________         ____________________________________________
                                     NOTICE:  To be executed by an
                                              an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 10.14 or 10.15 of the Indenture, check the Box: [ ]

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount:

                              $____________________

Date:_____________  Your Signature:  ___________________________________________
                                     (Sign exactly as your name
                                     appears on the other side
                                     of this Note)


                                     By:________________________________________
                                          NOTICE:  To be signed
                                          by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program
("STAMP") or similar program.

                                                                       EXHIBIT B

                            FREEDOM CHEMICAL COMPANY

                    10 5/8% SENIOR SUBORDINATED NOTE DUE 2006

CUSIP No._________
No._________                                                          $_________

            FREEDOM CHEMICAL COMPANY, a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or registered assigns, the principal sum of _________ United States Dollars on October 15, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on April 15 and October 15 in each year, commencing on April 15, 1997 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 5/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Payment of the principal of, premium, if any, and interest on this Note will be made at the corporate trust office or agency of the Trustee maintained for that purpose in The City of

New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts: provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.


            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

            This is one of the Notes referred to in the within-mentioned Indenture.


Dated:
                                       THE BANK OF NEW YORK,
                                         as Trustee


                                       By:______________________________________
                                       Authorized Signatory

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          FREEDOM CHEMICAL COMPANY


                                          By:___________________________________
                                              Name:
                                              Title:


                                          By:___________________________________
                                              Name:
                                              Title:

                                (REVERSE OF NOTE)

                    10 5/8% Senior Subordinated Note due 2006

            1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 5/8% Senior Subordinated Notes due 2006 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (the "Indenture") dated as of October 15, 1996, by and among the Company, as Issuer, Freedom Textile Chemicals Co., a Delaware corporation, Hilton Davis Chemical Co., a Delaware corporation, Kalama Chemical, Inc., a Washington corporation, Freedom Chemical Diamalt GmbH, a corporation organized under the laws of the Federal Republic of Germany, Kalama Foreign Sales Corporation, a corporation existing under the laws of Guam, Kalama Specialty Chemicals, Inc., a Washington corporation, FCC Acquisition Corp., a Delaware corporation and Freedom Textile Chemical Company (South Carolina) Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

            All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            2. Guarantees. This Note is entitled to certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Fourteen of the Indenture for terms relating to the Guarantees.

            3. Subordination. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all existing and future Senior Debt (including the Indebtedness under the Amended and Restated Credit Agreement). Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c)

appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 7 below.

            4. Redemption.

            (a) Optional Redemption. Except as set forth below, the Notes are not redeemable prior to October 15, 2001. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:

            Year                                Redemption Price
            ----                                ----------------

            2001                                   105.312%
            2002                                   103.541
            2003                                   101.771
            2004 and thereafter                    100.000

            In addition, at any time on or prior to October 15, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of one or more Public Equity Offerings, at 109.625% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $81.25 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

             In addition, at any time on or prior to October 15, 2001, upon the occurrence of a Change of Control, the Company may, at its option, redeem, all but not less than all of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 60 days and not less than 30 days following the occurrence of a Change of Control.

            (b) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

            (c) Interest Payments. In the case of any redemption of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (d) Partial Redemption. In the event of redemption of the Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            5. Offers to Purchase. Sections 10.14 and 10.15 of the Indenture provide that following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control (with respect to Section 10.15) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            6. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

            7. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            8. Amendments and Waivers. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            9. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.


            The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            10. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            11. No Recourse Against Others. No director, officer or employee or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company, or any Guarantor under the Notes, the Guarantees or the Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

            12. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:__________________        Your signature:__________________________________
                                                (Sign exactly as your
                                                name appears on the other
                                                side of this Note)


                                                By:_____________________________
                                                      NOTICE:  To be
                                                      executed by an
                                                      executive officer

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program
("STAMP") or similar program.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 10.14 or 10.15 of the Indenture, check the Box:
[  ]

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount:

                                  $__________

Date:_____________  Your Signature:______________________________________
                                   (Sign exactly as your name
                                    appears on the other side
                                    of this Note)


                                By:_______________________________
                                   NOTICE:  To be signed
                                   by an executive officer

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program
("STAMP") or similar program.

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                __________, ____

THE BANK OF NEW YORK
101 Barclay Street
Floor 21 West
New York, New York 10286

Attention:  Corporate Trust Department

      Re: Freedom Chemical Company (the "Company")
          10 5/8% Senior Subordinated Notes
          due 2006 (the "Notes")
          ----------------------------------------

Ladies and Gentlemen:

            In connection with our proposed purchase of $ aggregate principal amount of the Notes, we confirm that:

            1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated October 10, 1996, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Memorandum.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 15, 1996 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

            6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of Transferee]



                                    By:_________________________________________
                                                  Authorized Signature

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                 _________,_____

THE BANK OF NEW YORK
101 Barclay Street
Floor 21 West
New York, New York 10286

Attention:  Corporate Trust Department

      Re: Freedom Chemical Company (the "Company")
          10 5/8% Senior Subordinated Notes
          due 2006 (the "Notes")
          ----------------------------------------

Ladies and Gentlemen:

            In connection with our proposed sale of $ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.


            You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:_________________________________________
                                                 Authorized Signature

                                                                       EXHIBIT E

                          SENIOR SUBORDINATED GUARANTEE

            For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Thirteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The Indebtedness evidenced by this Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Guarantor Senior Debt as defined in the Indenture, and this Guarantee is issued subject to such provisions. Each Holder of a Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

                                          FREEDOM TEXTILE CHEMICALS CO.


                                          By:___________________________________
                                              Name:
                                              Title:

                                          HILTON DAVIS CHEMICAL CO.


                                          By:___________________________________

                                              Name:
                                              Title:

                                          KALAMA CHEMICAL, INC.


                                          By:___________________________________
                                              Name:
                                              Title:

                                          FREEDOM CHEMICAL DIAMALT GmbH


                                          By:___________________________________
                                              Name:
                                              Title:

                                          KALAMA SPECIALTY CHEMICALS, INC.


                                          By:___________________________________
                                              Name:
                                              Title:

                                          KALAMA FOREIGN SALES CORPORATION


                                          By:___________________________________
                                              Name:
                                              Title:

                                          FCC ACQUISITION CORP.



                                          By:___________________________________
                                              Name:
                                              Title:

                                          FREEDOM TEXTILE CHEMICAL COMPANY
                                            (SOUTH CAROLINA) INC.


                                          By:___________________________________
                                              Name:
                                              Title: